SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          Capital Southwest Corporation
                          -----------------------------

                (Name of Registrant as Specified In Its Charter)
                ------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14-a6(i)(4)
         and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

                  --------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  -------------------------------------------------------------

                                                                   June 12, 1997



To the Shareholders of Capital Southwest Corporation:

         The Annual Meeting of Shareholders of our Corporation will be held on Monday, July 21, 1997, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

         A Notice of the Annual Meeting, a Proxy and a Proxy Statement containing information about matters to be acted upon are enclosed. In addition, the Capital Southwest Corporation Annual Report for the fiscal year ended March 31, 1997 is enclosed to provide information regarding the performance of the Corporation during the past year. Holders of Common Stock are entitled to vote on the basis of one vote for each share held. If you attend the Annual Meeting, you retain the right to vote in person even though you previously mailed the enclosed Proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience. I look forward to meeting with you and, together with our directors and officers, discussing the Corporation's business. I hope you will be present.

                                                          Very truly yours,



                                                           William R. Thomas
                                                           Chairman of the Board
                                                           and President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 1997

To the Shareholders of Capital Southwest Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Capital Southwest Corporation, a Texas corporation (the "Corporation"), will be held on Monday, July 21, 1997, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified;

2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation;

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of Common Stock of the Corporation of record at the close of business on June 2, 1997 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

If you do not expect to attend in person, please sign, date and return the enclosed proxy.

                                             By Order of the Board of Directors
                                             TIM SMITH
                                             Secretary
Dallas, Texas
June 12, 1997

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 1997

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders to be held on July 21, 1997 or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about June 12, 1997.

                             PURPOSES OF THE MEETING

         The Annual Meeting of the Shareholders is to be held for the purposes of (1) electing five persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders, or until their respective successors shall be elected and qualified (see ELECTION OF DIRECTORS); (2) approving the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the Corporation (see APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS); and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting. In order to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for the year ending March 31, 1998, the ratification proposal must receive the favorable vote of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting.


         The Board of Directors unanimously recommends that the shareholders vote FOR the election as directors of the persons named under ELECTION OF DIRECTORS and FOR the approval of the appointment of KPMG Peat Marwick LLP as independent auditors.
                              VOTING AT THE MEETING

         The record date for holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders is the close of business on June 2, 1997, at which time the Corporation had outstanding and entitled to vote at the meeting 3,767,051 shares of Common Stock.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date. Shareholders who are present, in person or by proxy, but abstain from voting on any item will be counted as present at the meeting, but not voting on any such item. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons named under ELECTION OF DIRECTORS (PROPOSAL 1) and FOR the approval of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors (PROPOSAL 2). In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification. As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

                           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Corporation as of May 1, 1997 by (1) each person, so far as is known to the management of the Corporation, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of more than 5% of the outstanding Common Stock, (2) each executive officer listed in the Summary Compensation Table, and
(3) all directors and executive officers of the Corporation as a group.


          Name and Address                          Shares Owned                   Percent
         of Beneficial Owner                        Beneficially                   of Class
         -------------------                        ------------                   --------

         William R. Thomas
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230......................... 1,099,368   (1)(2)(3)          29.1%

         J. Bruce Duty
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230.........................   557,586   (1)(2)             14.8


          Name and Address                          Shares Owned                   Percent
         of Beneficial Owner                        Beneficially                   of Class
         -------------------                        ------------                  ---------

         David M. Smith
         2830 Produce Row
         Houston, Texas  77021.......................       246,511  (1)              6.5

         U.S. Trust Corporation
         114 West 47th Street
         New York, New York 10036....................      218,050   (4)              5.8

         Harris Associates L.P.
         Two North LaSalle Street
         Chicago, IL  60602..........................      192,416   (5)              5.1

         Gary L. Martin
         930 Whitmore Dr.
         Rockwall, Texas 75087.......................      152,229(1)(2)              4.0

         Tim Smith...................................      103,944  (1)(2)            2.8

         Patrick F. Hamner...........................       31,904   (2)              0.8

         All directors and executive officers
         as a group (9 persons)......................    1,309,602  (6)              34.3

         (1) Messrs. Duty and Thomas constitute a majority of the trustees of certain trusts pursuant to employee stock ownership plans for employees of the Corporation and its wholly-owned subsidiaries owning 422,966 shares, with the power as trustees to vote such shares. Messrs. Duty and Thomas also participate in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for employees of the Corporation and certain wholly-owned subsidiaries of the Corporation. Accordingly, Messrs. Duty and Thomas have shared voting and investment power with respect to the 511,110 shares, representing 13.6% of the outstanding Common Stock of the Corporation, owned by the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Messrs. Duty and Thomas are both deemed to be the beneficial owners of such 511,110 shares which are included in the shares beneficially owned by Messrs. Duty and Thomas.

     Mr. Martin serves as trustee, with Messrs. Duty and Thomas, of one of the aforementioned trusts owning 52,775 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. Martin is deemed to be the beneficial owner of such 52,775 shares which are included in the shares beneficially owned by Mr. Martin.

     Mr. D. Smith, President of The RectorSeal Corporation, a wholly-owned subsidiary of the Corporation, serves as trustee, with Messrs. Duty and Thomas, of one of the aforementioned trusts owning 239,716 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. D. Smith is deemed to be the beneficial owner of such 239,716 shares which are included in the shares beneficially owned by Mr. D. Smith.

     Of the shares owned by trusts pursuant to the aforementioned employee stock ownership plans, 15,715, 3,317 and 17,349 were allocated to Messrs. Duty, Martin and D. Smith, respectively, all of which were vested.

     Mr. T. Smith, with Messrs. Duty and Thomas, participates in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for employees of the Corporation and certain wholly-owned subsidiaries of the Corporation. Under the rules and regulations of the Securities and Exchange Commission, Mr. T. Smith is deemed to be the beneficial owner of such 88,144 shares which are included in the shares beneficially owned by Mr. T. Smith.

     (2) Includes  11,200,  8,400,  7,185,  5,800 and 12,840  shares  subject to immediately exercisable stock options held by Messrs. Thomas, Duty, Martin, T. Smith and Hamner, respectively.

     (3) Mr. Thomas has sole voting and investment power with respect to 300,692 shares, and shared voting and investment power with respect to 276,366 shares which include 69,841 shares owned by his children, as to which he disclaims beneficial ownership, and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

     (4) As reported to the Corporation by U.S. Trust Corporation, that corporation has shared dispositive power and shared voting power with respect to 218,050 shares via either a trust/fiduciary capacity and/or a portfolio management/agency relationship with the persons who own the shares.

     (5) As reported to the Corporation by Harris Associates L.P., that partnership has sole dispositive power with respect to 104,316 shares, shared dispositive power with respect to 88,100 shares and shared voting power with respect to 192,416 shares by reasons of advisory and other relationships with the persons who own the shares.

     (6) Includes (i) the shares owned by the trusts and partnership referred to in Notes (1) and (3), respectively, to the above table, (ii) 53,825 shares subject to immediately exercisable stock options (including those referred to in Note (2) to the above table), (iii) 1,500 shares held in a retirement trust for the benefit of a director of the Corporation and (iv) 69,841 shares owned by immediate family members of Mr. Thomas (as to which shares he disclaims beneficial ownership). If the 36,175 shares subject to stock options became exercisable pursuant to terms of the stock option plan related to a "change in control" of the Corporation (see COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Incentive Stock Option Plan), all executive officers and directors as a group would, upon exercise of such options, beneficially own 35.4% of the outstanding Common Stock of the Corporation.



                       ELECTION OF DIRECTORS (PROPOSAL 1)

         Five directors are proposed to be elected at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as directors of the Corporation to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy. If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors of the Corporation in voting the shares represented by them at the Annual Meeting. The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.

         The names of the nominees, along with certain information concerning them, are set forth below.

GRAEME W. HENDERSON

     Mr. Henderson, age 63, has been a director of the Corporation since 1976 and previously served as a director of the Corporation from 1962 to 1964. Mr. Henderson has been self-employed as a private investor and consultant for more than five years. Mr. Henderson also serves as a director of Starwood Lodging Corporation.

*GARY L. MARTIN

     Mr. Martin, age 50, has been a director of the Corporation since July 1988 and has served as Vice President of the Corporation since July 1984. He previously served as Vice President of the Corporation from 1978 to 1980. Since 1980, Mr. Martin has served as President of The Whitmore Manufacturing Company, a wholly-owned subsidiary of the Corporation.

JAMES M. NOLAN

     Mr. Nolan, age 63, has been a director of the Corporation since July 1980. He has been self-employed as a private investor and consultant to the telecommunications industry since 1978. He served as a director of DSC Communications Corporation from 1981 to 1996.

*WILLIAM R. THOMAS

     Mr. Thomas, age 68, has served as Chairman of the Board of Directors of the Corporation since July 1982 and President of the Corporation since 1980. In addition, he has been a director of the Corporation since 1972 and was previously Senior Vice President of the Corporation from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group Inc., Encore Wire Corporation and Palm Harbor Homes, Inc.

JOHN H. WILSON

     Mr. Wilson, age 54, has been a director of the Corporation since July 1988. He has been President of U. S. Equity Corporation, a venture capital investment firm, since 1983 and President of Whitehall Corporation since 1995. Mr. Wilson also serves as a director of Whitehall Corporation, Norwood Promotional Products, Inc., Encore Wire Corporation and Palm Harbor Homes, Inc.

     The following table sets forth the name of each nominee for election to the Board of Directors of the Corporation and the amount and percentage of Common Stock of the Corporation beneficially owned (as that term is defined in the rules and regulations of the Securities and Exchange Commission) by each nominee as of May 1, 1997.

                                                        Shares Owned                   Percent
               Name of Nominee                         Beneficially(1)                 of Class
               ---------------                         ---------------                 --------
  Graeme W. Henderson.................................       4,700  (2)              less than 1%
* Gary L. Martin ......................................    152,229  (3)                   4.0%
  James M. Nolan......................................       2,500                   less than 1%
* William R. Thomas ...................................  1,099,368  (4)                  29.1%
  John H. Wilson......................................       1,000                   less than 1%

* Messrs. Martin and Thomas are "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

(1) Unless otherwise indicated below, each of the persons named in the above table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

(2) Includes 1,500 shares held by a retirement trust for the benefit of Mr. Henderson.

(3) Includes 52,775 shares owned on May 1, 1997 by a trust pursuant to an employee stock ownership plan for employees of The Whitmore Manufacturing Company, a wholly-owned subsidiary of the Corporation. Mr. Martin is deemed the beneficial owner of the 52,775 shares, and has shared voting and investment power with respect to such shares. See Note (1) of the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS for information about such trust and beneficial ownership. Also includes 7,185 shares subject to exercisable stock options held by Mr. Martin.

(4) Includes 511,110 shares owned on May 1, 1997 by certain trusts pursuant to benefit plans for employees of the Corporation and its wholly-owned subsidiaries. Mr. Thomas is deemed the beneficial owner of the 511,110 shares, and has shared voting and investment power with respect to such shares. See Note (1) of the table under STOCK OWNERSHIP OF CERTAIN
    BENEFICIAL OWNERS for information about such trusts and beneficial ownership. Mr. Thomas has sole voting and investment power with respect to 300,692 shares, and shared voting and investment power with respect to 276,366 shares which include 69,841 shares owned by his children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd. Also includes 11,200 shares subject to exercisable stock options held by Mr. Thomas.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Corporation and persons who beneficially own more than ten percent of the Corporation's common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended March 31, 1997.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation has established an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the independent auditors for audit and non-audit services; evaluates the independence of the auditors; and reviews with the independent auditors the fee, scope and timing of audit and non-audit services. The Compensation Committee periodically reviews the compensation, employee benefit plans and other fringe benefits paid to or provided for officers and directors of the Corporation and approves the annual salaries and bonuses of officers of the Corporation. The Corporation does not have a Nominating Committee.

         Messrs. Graeme W. Henderson, James M. Nolan and John H. Wilson are presently members of both the Audit and Compensation Committees. During the fiscal year of the Corporation ended March 31, 1997, seven meetings (including three telephone meetings) of the Board of Directors were held. In addition, two meetings of the Compensation Committee and two meetings of the Audit Committee were held. Each of the directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served.

                               PERFORMANCE GRAPH

         The following graph compares the Corporation's cumulative total stockholder return during the last five years (based on the market price of the common stock and assuming reinvestment of all dividends and tax credits on retained long-term capital gains) with the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and with the Total Return Index for Nasdaq Financial Stocks, both of which indices have been prepared by the Center for Research in Security Prices at the University of Chicago.

                Comparison of Five Year Cumulative Total Returns


                                (Graphic Omitted)

                                  Nasdaq Total        Nasdaq Financial          Capital Southwest
                                 Returns (U.S.)            Stocks                  Corporation
                                 --------------       ----------------          -----------------

                  1992                   100                   100                     100
                  1993               114.958               142.294                 156.626
                  1994               124.091               148.204                 166.225
                  1995               138.040               166.014                 168.407
                  1996               187.434               228.665                 285.353
                  1997               208.486               293.908                 333.301



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not an employee of the Corporation receives an annual fee of $12,000 for service as a director and $6,000 for service as chairman of a committee of the Board of Directors. In addition, a director who is not an employee of the Corporation receives $1,000 for each directors' meeting (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees. Directors' meetings are normally held on a quarterly basis.

Report of the Compensation Committee

The goals of the Corporation's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the success of the Corporation's venture capital investment activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both the past performance and the long-term growth potential of the Corporation. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the Incentive Stock Option Plan and contributions pursuant to the Employee Stock Ownership Plan.

Base salaries were determined by the Committee in July 1996 for each of the executive officers on an individual basis, taking into consideration individual contributions to the Corporation's performance, length of tenure with the Corporation, surveys of compensation levels for comparable positions and internal equities among positions. In addition to base salaries, executive officers received bonus payments in March 1997, the amounts of which were determined by the Committee on a discretionary basis, taking into consideration individual performance and the Corporation's overall performance, with particular emphasis on the achievement of long-term investment objectives.

Under the terms of the Corporation's 1984 Incentive Stock Option Plan, which expired in 1994, the Committee from time to time granted stock options to executive officers to reinforce the alignment of their long-term interests with those of the shareholders. Stock options were granted at exercise prices not less than the fair market value of the stock on the date of grant and thus have no value unless the value of the Corporation's stock appreciates. During the ten years of the 1984 Incentive Stock Option Plan, the Committee granted options on a total of 294,000 shares, of which 204,000 were exercised and 90,000 are currently unexercised. The Committee granted no incentive stock options during the fiscal year ended March 31, 1997. An important additional equity incentive is provided by the Corporation's Employee Stock Ownership Plan, to which the Corporation contributed 8.11% of each participating employee's covered compensation for the fiscal year ended March 31, 1997.

The Committee established the base salary of the Corporation's chief executive officer, William R. Thomas, in July 1996 and his discretionary bonus in March 1997. Compensation levels for Mr. Thomas were determined on the basis of the factors cited in the preceding paragraph, all of which are applicable to him as well as other executive officers. Other relevant factors considered by the Committee were the Corporation's performance compared with similar investment companies and Mr. Thomas' role in defining and accomplishing the Corporation's long-term investment objectives and administering its investment management activities.
                                             Compensation Committee
                                             James M. Nolan, Chairman
                                             Graeme W. Henderson
                                             John H. Wilson

Summary Compensation Table

         The following table sets forth summary information regarding the compensation earned by or paid to William R. Thomas, Chairman of the Board and President; J. Bruce Duty, Senior Vice President; Gary L. Martin, Vice President; Patrick F. Hamner, Vice President; and Tim Smith, Vice President and Secretary-Treasurer, officers of the Corporation whose total compensation earned during the fiscal year ended March 31, 1997 exceeded $100,000.


                                                          Annual Compensation
                                                          -------------------

       Name and               Fiscal                             Other Annual           All Other
Principal Position             Year      Salary         Bonus   Compensation(1)       Compensation(2)
------------------            ------     ------         -----   ---------------       --------------

William R. Thomas               1997     $250,000     $145,417    $18,000               $  -
     Chairman of the            1996      250,000      150,417     18,000                  -
     Board and President        1995      250,000       30,417     15,000                  -

J. Bruce Duty                   1997      148,500       76,250      5,835                12,165
     Senior Vice President      1996      142,375       71,000        -                  18,000
                                1995      135,625       25,729      9,885                 5,115

Gary L. Martin                  1997      148,000       36,898        -                  12,272
     Vice President             1996      147,000       26,423        -                    -
                                1995      143,000       27,701        -                   5,115

Patrick F. Hamner               1997       96,500       44,083      5,469                11,401
     Vice President             1996       90,250       43,833        -                  16,090
                                1995       83,750       33,542      7,730                 4,000

Tim Smith                       1997       90,500       38,833      5,031                10,489
       Vice President and       1996       84,500       38,583        -                  14,770
       Secretary-Treasurer      1995       78,750       28,333      7,057                 3,652


(1)  Amounts paid to each  executive  officer in lieu of a  contribution  to his
     account  in  an  employee  stock   ownership  plan  for  employees  of  the
     Corporation and one of its wholly-owned subsidiaries (the "ESOP").

(2)  Amounts contributed to the ESOP accounts of  each executive officer.

     The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Duty, Martin, Hamner and Smith was less than 10% of the total of annual salary and bonus of such officers.

     In accordance with the Corporation's established policy, its officers and employees are required to remit to the Corporation all compensation received for serving as a director of any portfolio company of the Corporation.

Additional Compensation Information

     The following table sets forth additional compensation information for the fiscal year ended March 31, 1997 for each of the three highest-paid executive officers whose compensation exceeded $60,000 (William R. Thomas and Gary L. Martin, both of whom are directors of the Corporation, and J. Bruce Duty) and for all other directors (Graeme W. Henderson, James M. Nolan and John H. Wilson), none of whom are employees of the Corporation.

                                                        Pension or Retirement
                                    Aggregate            Benefits Accrued as        Estimated Annual
                                Compensation from       Part of Corporation's         Benefits Upon
Name and Position                the Corporation                Expenses                Retirement
-----------------            ----------------------    ----------------------       ---------------
William R. Thomas (1)                $413,417                    (3)                       (4)
   Director, Chairman
    and President

J. Bruce Duty (1)                     242,750                    (3)                       (4)
   Senior Vice President

Gary L. Martin (1)                    197,170                    (3)                       (4)
   Director and Vice
    President

Graeme W. Henderson (2)                23,500                   None                      None
    Director

James M. Nolan (2)                     23,500                   None                      None
   Director

John H. Wilson (2)                     17,500                   None                      None
  Director

(1) See Option Exercises and Fiscal Year End Values for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 1997. See Incentive Stock Option Plan for a description of the Corporation's 1984 Incentive Stock Option Plan, which expired on April 16, 1994; no options were granted during the fiscal year ended March 31, 1997. See Retirement Plans for information on the Corporation's Retirement Plan and Retirement Restoration Plan. See Stock Ownership Plan for a description of the Corporation's Employee Stock Ownership Plan and Summary Compensation Table for amounts contributed to each officer's ESOP account.

(2) Directors who are not employees of the Corporation are compensated as described under Compensation of Directors and are not participants in the Corporation's Stock Option Plan, Retirement Plan or Employee Stock Ownership Plan.

(3) As described in Note 8 to the Corporation's Consolidated Statements of Financial Condition and Consolidated Statements of Operations, the Retirement Plan was overfunded and therefore generated a benefit for the year ended March 31, 1997. After deducting the expense of the unfunded Retirement Restoration Plan, the Corporation's net benefit attributable to both plans was $349,903 for the year ended March 31, 1997. The Corporation's net benefit is not allocated to individual plan participants.

(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See Retirement Plans which includes a table of estimated annual retirement benefits.

Option Exercises and Fiscal Year End Values

     The  following  table   discloses,   for  the  named  executive   officers,
information regarding stock options exercised during, or held at the end of, fiscal 1997.

                                                    Number of Securities      Value of Unexercised
                       Shares                      Underlying Unexercised     In-the-Money Options
                     Acquired on     Value           Options at 3/31/97          at 3/31/97 (2)
Name                Exercise (#) Realized (1)  Exercisable(#) Unexercisable(#) Exercisable  Unexercisable
----                ------------ ------------  --------------  --------------- ------------ -------------

William R. Thomas       -        $   -           11,200          2,800          $321,300     $80,325

J. Bruce Duty           -            -            8,400          5,600           270,900     180,600

Gary L. Martin          -            -            7,185          6,815           231,716     219,784

Patrick F. Hamner       -            -           12,840          7,160           488,340     230,910

Tim Smith               -            -            5,800          8,200           187,050     264,450


(1) Value realized is calculated as the fair market value on the date of exercise net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated as the closing market price on March 31, 1997 ($67.875) net of the option exercise prices, but before any tax liabilities or transaction costs.

Incentive Stock Option Plan

         The Corporation's 1984 Incentive Stock Option Plan (the "Stock Option Plan"), which expired on April 16, 1994, provided for the grant of options, intended to qualify as incentive stock options. All regular salaried employees of the Corporation or officers of the Corporation who were regular salaried employees of the Corporation or one of its subsidiaries were eligible to receive options. No options were granted during the fiscal year ended March 31, 1997.

         The Stock Option Plan was administered by the Corporation's Board of Directors, which approved the officers or employees to whom options were granted, the number of options granted to each officer or employee, the dates of grant, the terms and provisions of the respective option agreements (which need not be identical) and certain other terms and conditions governing the options. The exercise price was not less than the fair market value of the Common Stock on the date the option was granted, and the term of any option did not exceed ten years. The Stock Option Plan provided that outstanding options become immediately exercisable if (i) a person who has not owned 5% or more of the Common Stock for five years acquires 25% or more of the outstanding Common Stock, (ii) there is a change of a majority of the directors of the Corporation if such new directors have not been approved by the incumbent directors, or
(iii) a duly called meeting of shareholders is held for the purpose of either electing an opposing majority of the Board of Directors or voting upon a merger, liquidation or sale of all the assets of the Corporation. The potential cost of the benefits afforded option holders could discourage attempts to acquire the Corporation.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (the "Retirement Plan") maintained by the Corporation and certain of its wholly-owned subsidiaries as such amounts cannot readily be separately or individually calculated. Messrs. Duty, Hamner, Martin, Smith and Thomas participate in the Retirement Plan. An eligible employee or his survivor will be entitled under the Retirement Plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the Retirement Plan ("Covered Compensation").

         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the Retirement Plan as a straight life annuity, after deduction of certain projected Social Security benefits, upon retirement to participants of specified Covered Compensation and years of credited service who are fully vested (five years of service). Messrs. Duty, Hamner, Martin, Smith and Thomas had 17, 15, 24, 7 and 35 years, respectively, of credited service under the plan as of May 1, 1997. All calculations assume retirement at age 65 (normal retirement age) and are based on the Social Security law in effect on January 1, 1997.


     Total Covered                                   Estimated Annual Benefits
     Compensation                                      Based on Service of:
                                    15 Years      20 Years     25 Years     30 Years     35 Years
                                    -------------------------------------------------------------
              $125,000..............$ 34,643      $ 46,190     $ 57,738     $ 69,286     $ 80,833
               150,000................42,143        56,190       70,238       84,286       98,333
               175,000................49,643        66,190       82,738       99,286      115,833
               200,000............... 57,143        76,190       95,238      114,286      133,333
               225,000............... 64,643        86,190      107,738      129,286      150,833
               250,000............... 72,143        96,190      120,238      144,286      168,333
               300,000............... 87,143       116,190      145,238      174,286      203,333
               350,000...............102,143       136,190      170,238      204,286      238,333
               400,000...............117,143       156,190      195,238      234,286      273,333

         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan such as the Retirement Plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, the Corporation and certain of its wholly-owned subsidiaries have adopted an unfunded benefit equalization plan (the "Retirement Restoration Plan") to compensate employees of the Corporation and chief executive officers of certain of the Corporation's wholly-owned subsidiaries for the loss of retirement benefits resulting from such limitations. This Retirement Restoration Plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the Retirement Plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas will be entitled to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of the Corporation's Retirement Plan which was modified for credited service subsequent to April 1972. Assuming Mr. Thomas had retired on March 31, 1997, the annual retirement benefit payable to Mr. Thomas under the Retirement Plan and the Retirement Restoration Plan described above would have been $333,054.

Stock Ownership Plan

         The Corporation maintains an employee stock ownership plan for employees of the Corporation and one of its wholly-owned subsidiaries in which Messrs. Duty, Hamner and T. Smith participate. The Whitmore Manufacturing Company maintains an employee stock ownership plan for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code of 1986. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of Common Stock of the Corporation. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See Note (1) to the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.


          APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 31, 1998, subject to approval by the shareholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

         In order to approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Corporation for the year ending March 31, 1998, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the Annual Meeting.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 4, 1998. Mere submission of a proposal for consideration does not guarantee its inclusion in the proxy material or presentation at the meeting. All shareholder proposals are subject to the rules under the federal securities laws.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the fiscal year ended March 31, 1997 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 1997 Form 10-K report to the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to Tim Smith, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230. Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Corporation on June 2, 1997. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees.

         Please date, sign and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

                                              By Order of the Board of Directors
                                                           TIM SMITH
                                                           Secretary
Dallas, Texas
June 12, 1997

                                                                     Appendix A
                          Capital Southwest Corporation

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 21, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

     The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the "Corporation") to be held on Monday, July 21, 1997, at 10:00 a.m., Dallas time, in the Meeting Room (1st floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints Graeme W. Henderson, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

                          IMPORTANT: SIGN ON OTHER SIDE

                     FOR all nominees        WITHHOLD AUTHORITY
                     listed at right             to vote for
                    (except as marked            all nominees
                   to the contrary below)   listed at right Nominees:
                                                            Graeme W. Henderson
1.   Election of                                            Gary L. Martin
     Directors         _________             _________      James M. Nolan
                                                            William R. Thomas
(INSTRUCTION:  To withhold authority to vote for            John H. Wilson
any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------

                                               FOR       AGAINST        ABSTAIN

2.   Proposal to approve the appointment
     of KPMG Peat Marwick LLP as
     independent auditors for the
     Corporation.                             ------     -------        --------


3. In the discretion of the proxies, on any other matter that may properly come before the meeting or, subject to the conditions in the Proxy Statement, any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in (2) above.

     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


_______________________________     ______________________________
Signature of Shareholder            Signature of Shareholder



_______________________________     Date:  ________________, 1997
Title, if applicable





NOTE: Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. EACH JOINT TENANT SHOULD SIGN.